UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MASSROOTS, INC.
(Name of Registrant As Specified In Its Charter)

ISAAC DIETRICH
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Isaac Dietrich

November [ ], 2017

Fellow MassRoots Shareholders:

I, Isaac Dietrich, am the beneficial owner of an aggregate of 17,738,831 shares of common stock of MassRoots, Inc., a Delaware corporation (“MassRoots” or “Company”), representing approximately 15.82% of the outstanding shares of common stock of the Company. For the reasons set forth in the attached Proxy Statement, I believe, among other things set forth in the Proxy Statement, that significant changes to the composition of the Board of Directors of the Company (the “Board”) are necessary to enhance MassRoots’ shareholder value. I strongly believe that the Board must be reconstituted to ensure that the interests of the shareholders are appropriately represented in the boardroom, and that the Board takes the necessary steps to help the Company’s shareholders realize maximum value for their investment.

The individuals I have nominated are highly-qualified, capable and committed to serve shareholders of the Company to help make MassRoots a stronger, and more valuable company. Collectively, the nominees have decades of experience in scaling early-stage public companies and seek to drive value for MassRoots’ shareholders.

Therefore, I am seeking your support to, among other proposals, elect my four nominees to serve as directors of the Board at the special meeting of shareholders scheduled to be held on [ ], 2017 at [ ] Eastern Standard Time, at the offices of Sheppard Mullin Richter & Hampton LLP, 30 Rockefeller Plaza, New York, NY 10112.

I urge you to consider the information contained in the attached Proxy Statement and then support my effort by signing, dating and returning the enclosed White Proxy Card or voting online today.

If you have any questions or require any assistance with your vote, please contact [ ].

[ ]

I ask for your support and vote to get MassRoots on the right path.

Sincerely,
/s/ Isaac Dietrich
Isaac Dietrich
Founder and Director of MassRoots, Inc.

SPECIAL MEETING
OF THE SHAREHOLDERS OF
MASSROOTS, INC.
TO BE HELD
 [ ], 2017

PROXY STATEMENT
OF
ISAAC DIETRICH

I, Isaac Dietrich, am a significant shareholder of MassRoots, Inc., a Delaware corporation (“MassRoots” or “Company”), and own 17,738,831 shares of common stock of the Company, representing approximately 15.82% of the outstanding shares of common stock of the Company. I believe, among other things, that significant changes to the composition of the Board of Directors of the Company (the “Board”) are necessary in order to ensure that the Company is being run in a manner consistent with your best interests and that there is a shared objective of enhancing value for the benefit of all MassRoots’ shareholders.

Accordingly, I am pleased to call a special meeting of shareholders (the “Special Meeting”) of MassRoots to be held on [ ], 2017 at [ ] Eastern Standard Time, at the offices of Sheppard Mullin Richter & Hampton LLP, 30 Rockefeller Plaza, New York, NY 10112, and I am seeking your support on the following 4 proposals:

1. To amend the Bylaws of the Company to set the number of directors at four and to allow the Board, by unanimous consent, to fix and determine the size of the Board from time to time.

2. To amend the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company to permit the affirmative vote of a majority of the shareholders of the Company to elect directors of the Company.

3. To remove Vincent “Tripp” Keber, Ean Seeb and Terence Fitch as members of the Board (and any other person or persons elected, appointed or designated by the Board, or any committee thereof, to fill any vacancy or newly created directorship from the date hereof until the time that the actions proposed to be taken by this Proxy Statement have been voted upon at the Special Meeting).

4. To appoint Isaac Dietrich, Charles R. Blum, Nathan Shelton and Cecil Kyte as members of the Board.

I intend to vote FOR an amendment to the Bylaws to set the number of directors at four and to allow the Board, by unanimous consent, to fix and determine the size of the Board from time to time, FOR  an amendment to the Certificate of Incorporation to permit the affirmative vote of a majority of the shareholders of the Company to elect directors of the Company, FOR removal of Vincent “Tripp” Keber, Ean Seeb and Terence Fitch as members of the Board (and any other person or persons elected, appointed or designated by the Board, or any committee thereof, to fill any vacancy or newly created directorship from the date hereof until the time that the actions proposed to be taken by this Proxy Statement have been voted upon at the Special Meeting) and FOR the appointment of Isaac Dietrich, Charles R. Blum, Nathan Shelton and Cecil Kyte as members of the Board.

Shareholders of record as of the close of business on November 22, 2017 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at, the Special Meeting. On the Record Date there were [ ] shares of common stock outstanding.

THIS SOLICITATION IS BEING MADE BY ISAAC DIETRICH AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  I AM NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE SPECIAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT.  SHOULD OTHER MATTERS, WHICH I AM NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE SPECIAL MEETING, THE PERSON NAMED AS PROXY IN THE ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN HIS DISCRETION.

I URGE YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF ALL FOUR OF THE PROPOSALS SET FORTH ABOVE OR VOTE BY INTERNET.

IMPORTANT INFORMATION REGARDING THE INTERNET AVAILABILITY OF
 PROXY MATERIALS FOR THE SPECIAL MEETING TO
BE HELD [ ], 2017:

The Notice of Internet Availability of Proxy Materials, Notice of Meeting and
Proxy Statement are available free of charge at: [WWW.MSRTPROXY.COM]

IMPORTANT

Your vote is important, no matter how few shares of common stock you own.  I, Isaac Dietrich, urge you to sign, date and return the enclosed White Proxy Card today or vote by Internet “FOR” an amendment to the Bylaws to set the number of directors at four and to allow the Board, by unanimous consent, to fix and determine the size of the Board from time to time, “FOR”  an amendment to the Certificate of Incorporation to permit the affirmative vote of a majority of the shareholders of the Company to elect directors of the Company, “FOR” removal of Vincent “Tripp” Keber, Ean Seeb and Terence Fitch as members of the Board (and any other person or persons elected, appointed or designated by the Board, or any committee thereof, to fill any vacancy or newly created directorship from the date hereof until the time that the actions proposed to be taken by this Proxy Statement have been voted upon at the Special Meeting) and “FOR” the appointment of Isaac Dietrich, Charles R. Blum, Nathan Shelton and Cecil Kyte as members of the Board.

●	If your shares of common stock are registered in your own name, please sign and date the enclosed White Proxy Card and return it to [ ], in the enclosed postage-paid envelope today.

●
If your shares of common stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of common stock, and these proxy materials, together with a voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares of common stock on your behalf without your instructions.

●
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

●
Please note that only your latest dated proxy card will count. We therefor urge you not to return any proxy card you receive from the Company.  Even if you return another proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.  Remember, you can vote for my four proposals only on my White Proxy Card.  So please make certain that the latest dated proxy card you return is the White Proxy Card I provide.

If you have any questions, require assistance in voting your White Proxy Card, or need additional copies of Isaac Dietrich’s proxy materials, please contact [ ] at:
[ ]

REASONS FOR ISAAC DIETRICH’S SOLICITATION

I, Isaac Dietrich, believe, among other things, that significant changes to the composition of the Board are necessary in order to ensure that the Company is being run in a manner consistent with your best interests and that there is a shared objective of enhancing value for the benefit of all MassRoots’ shareholders. I believe there is significant value to be realized at MassRoots, that the Board must be reconstituted to ensure that the interests of the shareholders are appropriately represented in the boardroom, and that the Board takes the necessary steps to help the Company’s shareholders realize maximum value for their investment.

The individuals I have nominated are highly-qualified, capable and committed to serve shareholders to help make MassRoots a stronger and more valuable company. Collectively, the nominees have decades of experience in scaling early-stage public companies and seek to drive value for MassRoots’ shareholders.

PROPOSAL 1 – AMEND THE BYLAWS TO SET THE NUMBER OF DIRECTORS

According to the Company’s filings with the United States Securities and Exchange Commission (the “SEC”), the Board is currently composed of four directors. Article II, Section 6 of the Bylaws provides that the Company shall have no less than one nor greater than nine directors and that the number of directors may be established from time to time by resolution of the Board. Article VIII of the Bylaws of the Company provides that the Bylaws may be repealed or amended, and new bylaws may be adopted, by the Board or shareholders of the Company.

Isaac Dietrich recommends that the shareholders of the Company vote in favor of amending and restating Article II, Section 6 of the Bylaws so that such section reads as follows:

Section 6. Number. The number of directors shall be set at four. The exact number of directors shall be fixed and determined from time to time by unanimous consent of the Board; provided, however, that the number of directors shall not be less than one.

Shareholders are being asked to approve Proposal 1, to amend and restate Article II, Section 6 of the Bylaws to set the number of directors able to sit on the Board at four and to provide that changes to the number of directors able to sit on the Board shall be determined by unanimous consent of the Board.

Assuming the adoption of Proposal 3 in whole, all current members of the Board except Isaac Dietrich, along with any directors appointed to the Board after the date hereof and immediately prior to the effectiveness of Proposal 4, will be removed. Assuming the adoption of Proposals 1, 2, 3, and 4 in whole, the size of the Board will be set at four directors composed of the following: Isaac Dietrich, Charles Blum, Nathan Shleton and Cecil Kyte.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the matter is needed to amend the Bylaws of the Company to set the number of directors at four and to allow the Board, by unanimous consent, to fix and determine the size of the Board from time to time. Absentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers' un-voted shares held by the firms in street name for this proposal.

ISAAC DIETRICH STRONGLY URGES YOU TO VOTE “FOR” PROPOSAL 1 BY SIGNING, DATING AND RETURNING YOUR WHITE PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR AT MSRTPROXY.COM.

PROPOSAL 2 – AMEND THE CERTIFICATE OF INCORPORATION TO PERMIT THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHAREHOLDERS OF THE COMPANY TO ELECT DIRECTORS OF THE COMPANY

Section 3.2 of the Company’s Certificate of Incorporation provides that the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect 2 directors of the Company and the holders of record of the shares of common stock, exclusively and as a separate class, shall be entitled to elect 2 directors of the Company. Furthermore, Section 3.3 of the Certificate of Incorporation provides, among other things, that at any time when shares of Series A Preferred Stock are outstanding, the Company shall not, by amendment, without the written consent or affirmative vote of the holders of at least 50% of the then outstanding Series A Preferred Stock, consenting or voting separately as a class, amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock.

As of the Record Date, [0] shares of Series A Preferred Stock were issued and outstanding.

Shareholders are being asked to approve Proposal 2 to amend and restate Section 3.2 of the Company’s Certificate of Incorporation so that such section reads as follows:

3.2 Election of Directors. The holders of record of the shares of Common Stock shall be entitled to elect all of the directors of the Corporation.

In considering Proposal 2, Isaac Dietrich believes that because, as of the Record Date, [0] shares of Series A Preferred Stock were issued and outstanding, that all directors of the Company should be elected by holders of record of common stock rather than 2 directors of the Company being elected by any holders, who may, in the future, become holders of shares of Series A Preferred Stock.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the matter is needed to amend the Certificate of Incorporation to permit the affirmative vote of a majority of the shareholders of the Company to elect directors of the Company. Absentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers' un-voted shares held by the firms in street name for this proposal.

ISAAC DIETRICH STRONGLY URGES YOU TO VOTE “FOR” PROPOSAL 2 BY SIGNING, DATING AND RETURNING YOUR WHITE PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR AT MSRTPROXY.COM.

PROPOSAL 3 - REMOVAL OF DIRECTORS

Shareholders are being asked to approve Proposal 3 to remove each of the following current members of the Board: Vincent “Tripp” Keber, Ean Seeb and Terence Fitch (and any other person or persons elected, appointed or designated by the Board, or any committee thereof, to fill any vacancy or newly created directorship from the date hereof until the time that the actions proposed to be taken by this Proxy Statement have been voted upon at the Special Meeting), other than those directors nominated by this Proxy Statement and Isaac Dietrich, a current member of the Board. Proposal 3 is intended to remove all incumbent directors other than Mr. Dietrich and address the possibility that the current directors might attempt to add directors to the Board after the filing of this Proxy Statement and prior to the Special Meeting.

Shareholders are NOT being asked to approve the removal of Isaac Dietrich. Mr. Dietrich is qualified to serve as a member of the Board because of his extensive knowledge of and relationships in the cannabis and financial industries as more specifically set forth in Proposal 4 below.

Section 141(k) of the Delaware General Corporation Law provides that any director or the entire board of directors of a company may be removed, with or without cause, by holders of a majority of the outstanding shares entitled to vote at an election of directors, except in certain cases involving corporations with classified boards or cumulative voting for directors. Because the Board is not classified and the Company does not have cumulative voting for directors, shareholders have the ability to remove members of the Board, without cause, pursuant to this Proxy Statement in accordance with Article II, Section 9 of the Bylaws.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the matter is needed to remove Vincent “Tripp” Keber, Ean Seeb and Terence Fitch as members of the Board (and any other person or persons elected, appointed or designated by the Board, or any committee thereof, to fill any vacancy or newly created directorship from the date hereof until the time that the actions proposed to be taken by this Proxy Statement have been voted upon at the Special Meeting). Absentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers' un-voted shares held by the firms in street name for this proposal.

ISAAC DIETRICH STRONGLY URGES YOU TO VOTE “FOR” PROPOSAL 3 BY SIGNING, DATING AND RETURNING YOUR WHITE PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR AT MSRTPROXY.COM.
PROPOSAL 4 - ELECTION OF FOUR DIRECTORS

Nominees for Election as Directors

Assuming the adoption of Proposals 1, 2, and 3, Isaac Dietrich has nominated four directors to serve on the Company’s Board of Directors until their successors have been elected and qualified or their earlier resignation or removal. Mr. Dietrich intends to vote in favor of all four nominees which Mr. Dietrich believes are highly-qualified, capable and committed to serve shareholders to help make a stronger and more valuable company. Three of the four nominees, Charles Blum, Nathan Shelton, Cecil Kyte are independent directors in accordance with the listing standards of the New York Stock Exchange or Nasdaq Guidelines and the fourth nominee, Isaac Dietrich, is the former Chief Executive Officer and Chief Financial Officer of the Company. The nominees will replace three of the current Directors of the Company (Vincent “Tripp” Keber, Ean Seeb, and Terence Fitch) and pursuant to this proposal, Isaac Dietrich will be re-elected as a member of the Board.

Set forth in the table below is a list of our director nominees, together with certain biographical information, including their ages as of the date of this Proxy Statement.

Name	Age	Principal Occupation For Past Five Years and Directorships
Isaac Dietrich	25
Isaac Dietrich is the founder, largest shareholder, and has been a Director of the Company since inception. In addition, he previously held the following positions with the Company: Chief Executive Officer (April 2013 – October 2017); Chairman of the Board of the Company (April 2013 – October 2017); and Chief Financial Officer (April 2013 – May 2014 and August 2017 – October 2017). In his various positions, Mr. Dietrich was responsible for executing MassRoots’ strategic business development. Mr. Dietrich was the co-founder and majority shareholder of RoboCent.com from June 2012 until his buyout in December 2016, and he helped scale the business to millions in revenue. He also founded Tidewater Campaign Solutions, LLC, a Virginia Beach-based political strategy firm that was retained by 30 political campaigns and political action committees from January 2010 to December 2012. From February 2010 to December 2010, Mr. Dietrich served as Field Director for former Congressman E. Scott Rigell’s campaign. Mr. Dietrich is qualified to serve as a member of the Board because of his extensive knowledge of and relationships in the cannabis and financial industries.

Charles R. Blum	79

Charles R. Blum served as President and Chief Executive Officer of QS Energy (formerly STWA, Inc.) from July 2007 to January 2009. On June 1, 2017, Mr. Blum stepped down from the Board of QS Energy, having served the company faithfully for 10 years. Mr. Blum spent 22 years as the President/CEO of the Specialty Equipment Market Association (SEMA). SEMA is a trade group representing 6,500 business members who are actively engaged in the manufacture and distribution of automotive parts and accessories. SEMA produces the world’s largest automotive aftermarket Trade Show which is held annually in Las Vegas, Nevada. Mr. Blum led the association as its members grew from a handful of small entrepreneurial companies into an industry membership that sells over 31 billion dollars of product at the retail level annually. Mr. Blum is qualified to serve as a member of the Board because he has a proven record of accomplishment as a senior executive.

Nathan Shelton	68
Nathan Shelton served as a director of QS Energy (formerly STWA, Inc.) from February 2007 until June 2017. Mr. Shelton has a long and distinguished career with a number of diverse successful companies primarily related to the automotive industry. From 1987 until 2002 he served as President and part owner of K&N Engineering and built the company into an industry leader. In 2002 he founded S&S Marketing, a company engaged in the automotive aftermarket parts representation business, which he currently operates. In 1992, Specialty Equipment Market Association (SEMA) invited him to join its board of directors, which included Mr. Shelton serving as Chairman of the SEMA board from 2002 to 2004. In 2007 he was elected to the SEMA “Hall of Fame”. Mr. Shelton served honorably in the United States Seabees from 1968 to 1972. Mr. Shelton is qualified to serve as a member of the Board because of his proven record of accomplishment as a senior executive.

Cecil Kyte	46
Cecil Kyte has served in various capacities at Rightscorp’s, including serving as Chief Executive Officer since June 2015, Chief Financial Officer since October 2016 and Chairman of the company’s board of directors since December 2015. Rightscorp’s mission is to support copyright holders’ abilities to litigate and monetize efforts aimed at piracy and peer to peer infringement on the internet. From 2007 to 2013, Mr. Kyte served as CEO and Chairman of Save The World Air, Inc., a California based publicly traded energy technology company. Under his stewardship, that company grew from roughly $10 million in market capitalization in 2007 to an excess of $350 million by 2013 and accessed roughly $40 million in equity based capital. From 2008 until 2013, Mr. Kyte served as Chief Executive Officer and Chairman of the Board of QS Energy (formerly STWA, Inc.). Additionally, having been a pilot for 30 years Mr. Kyte has served as an airline captain and flight instructor who is recognized and included in the prestigious FAA Airmen Certification database. This database recognizes pilots who have met or exceeded the high educational, licensing and medical standards established by the Federal Aviation Administration. Mr. Kyte is qualified to serve as a member of the Board because of his previous and current experience running a public company, as well as his educational requirements to hold such a position. Mr. Kyte received a Bachelor of Science Degree in Business Administration with emphasis in Accounting from California State University, Long Beach.

In less than 50 days, recreational cannabis sales are expected to begin in California, which ArcView Market Research projects will grow to a $6.5 billion market by 2020. The nominees for the Board of Directors will make MassRoots’ top priority becoming a central technology platform in the California market by aggressively growing MassRoots’ market-share of businesses and consumers, while minimizing cash expenditures.  The nominees, if elected, plan to review and enhance operations and partnerships and leverage the Company’s network to expand the current offering and the future market opportunity for the Company. Additionally, the nominees, if elected, will seek to make changes in the market approach to better position the Company for success with unexplored sales opportunities in the future. Collectively, the nominees have decades of experience in scaling early-stage public companies and seek to drive value for MassRoots’ shareholders.

All director nominees have consented to being named as a nominee in this Proxy Statement and to serving as a director of the Company if elected. However, in the event that any nominee is unable (due to death, disability, ineligibility or otherwise) or hereafter becomes unwilling for any reason to serve as a director, the shares of common stock represented by the enclosed White Proxy Card will be voted for substitute nominee(s). In addition, Isaac Dietrich reserves the right to nominate additional persons if the Company takes or announces any action that has, or if consummated would have, the effect of disqualifying any of the four nominees set forth above.

Vote Required

Directors are elected by a plurality of the votes represented by the shares of common stock present in person or by proxy at the Special Meeting and entitled to vote on the matter. This means that the four director nominees with the most affirmative votes will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. A “WITHHOLD” vote will have the same effect as a vote “AGAINST” the election of a director nominee. A shareholder cannot abstain in the election of directors and broker non-votes will not be counted. Absentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers' un-voted shares held by the firms in street name for this proposal.

ISAAC DIETRICH STRONGLY URGES YOU TO VOTE FOR THE ELECTION OF ALL FOUR NOMINEES BY SIGNING, DATING AND RETURNING YOUR WHITE PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR AT MSRTPROXY.COM.

VOTING AND PROXY PROCEDURES

Shareholders are entitled to one vote for each share of common stock held on the Record Date with respect to each matter to be acted on at the Special Meeting.  Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Special Meeting.  Shareholders who sell their shares of common stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of common stock.  Shareholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell such shares of common stock after the Record Date.  Based on publicly available information, Isaac Dietrich believes that the only outstanding class of securities of the Company entitled to vote at the Special Meeting is the shares of common stock.

Shares of Common Stock represented by properly executed proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, will be voted FOR an amendment to the Bylaws to set the number of directors at four and to allow the Board, by unanimous consent, to fix and determine the size of the Board from time to time, FOR  an amendment to the Certificate of Incorporation to permit the affirmative vote of a majority of the shareholders of the Company to elect directors of the Company, FOR the removal of Vincent “Tripp” Keber, Ean Seeb and Terence Fitch as members of the Board (and any other person or persons elected, appointed or designated by the Board, or any committee thereof, to fill any vacancy or newly created directorship from the date hereof until the time that the actions proposed to be taken by this Proxy Statement have been voted upon at the Special Meeting) and FOR the appointment of Isaac Dietrich, Charles R. Blum, Nathan Shelton and Cecil Kyte as members of the Board.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of common stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the Special Meeting, the presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of common stock as of the Record Date will be considered a quorum for the transaction of business.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum.  However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the Special Meeting on any of the proposals.

If you are a shareholder of record, you must deliver your vote by mail, attend the Special Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum. Please note that only your latest dated proxy card will count. We therefor urge you not to return any proxy card you receive from the Company.  Even if you return another proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.  Remember, you can vote for my four proposals only on my White Proxy Card.  So please make certain that the latest dated proxy card you return is the White Proxy Card I provide.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum.  Brokers do not have discretionary authority to vote on any of the proposals at the Special Meeting.  Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of common stock will not be voted on those proposals.

VOTES REQUIRED FOR APPROVAL

Amendment to Bylaws - The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the matter is needed to amend the Bylaws of the Company to set the number of directors at four and to allow the Board, by unanimous consent, to fix and determine the size of the Board from time to time. Absentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers' un-voted shares held by the firms in street name for this proposal.

Amendment to Certificate of Incorporation - The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the matter is needed to amend the Certificate of Incorporation to permit the affirmative vote of a majority of the shareholders of the Company to elect directors of the Company.  Absentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers' un-voted shares held by the firms in street name for this proposal.

Removal of Directors - The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the matter is needed to remove Vincent “Tripp” Keber, Ean Seeb and Terence Fitch as members of the Board (and any other person or persons elected, appointed or designated by the Board, or any committee thereof, to fill any vacancy or newly created directorship from the date hereof until the time that the actions proposed to be taken by this Proxy Statement have been voted upon at the Special Meeting). Absentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers' un-voted shares held by the firms in street name for this proposal.

Appointment of Directors - Directors are elected by a plurality of the votes represented by the shares of common stock present at the meeting in person or by proxy. This means that the four director nominees with the most affirmative votes will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. A “WITHHOLD” vote will have the same effect as a vote “AGAINST” the election of a director nominee. A shareholder cannot abstain in the election of directors and broker non-votes will not be counted. Absentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms do not have authority to vote customers' un-voted shares held by the firms in street name for this proposal.

Under applicable Delaware law, none of the holders of common stock are entitled to appraisal rights in connection with any matter to be acted on at the Special Meeting.

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered to [ ].

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Isaac Dietrich. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Isaac Dietrich has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of common stock they hold of record. Isaac Dietrich will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.

The entire expense of soliciting proxies is being borne by Isaac Dietrich.  Costs of this solicitation of proxies are currently estimated to be approximately $ [ ].  Isaac Dietrich estimates that through the date hereof its expenses in connection with this solicitation are approximately $[ ].  Isaac Dietrich intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation. Isaac Dietrich does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

Isaac Dietrich, Charles Blum, Nathan Shelton and Cecil Kyte are the participants (the “Participants”) in this solicitation.

As of the Record Date, Isaac Dietrich is the beneficial owner of an aggregate of 17,738,831 shares, or approximately [15.82]% of MassRoots’ outstanding shares. This number excludes an aggregate of 40,000 shares of common stock of the Company issuable upon exercise of warrants. Such warrants contain an ownership limitation such that the holder thereof may not exercise any such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and his affiliates. The shares of Common Stock acquired by Isaac Dietrich were acquired with personal funds.  For information regarding purchases and sales of securities of the Company during the past two years by the Participants in this solicitation, see Schedule I.

On November 14, 2017, the Company filed a complaint in the District Court, City and County of Denver Colorado against Isaac Dietrich. The complaint alleges that Isaac Dietrich violated certain provisions of his Separation Agreement dated October 17, 2017 including the non-disparagement and standstill clauses of such agreement which require, among other things, that Isaac Dietrich not make any untruthful, malicious or defamatory statements, allegations, comments or communications with respect to the Company and that Isaac Dietrich not solicit proxies or seek to control or influence the management, Board or policies of the Company. Furthermore, the complaint alleges that Isaac Dietrich engaged in self-dealing and misappropriated funds of the Company and as a result was unjustly enriched by paying himself and others, without the authorization of the Company, total amounts in excess of $250,000. Isaac Dietrich intends to vigorously defend himself against the allegations set forth in the complaint.

Except as set forth in this Proxy Statement (including the Schedule hereto), (i) during the past ten years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Special Meeting.

There are no material proceedings to which any Participant in this solicitation or any of his associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Isaac Dietrich is unaware of any other matters to be considered at the Special Meeting other than as set forth in this Proxy Statement.  However, should other matters, which Isaac Dietrich is not aware of a reasonable time before this solicitation, be brought before the Special Meeting, the persons named as proxies on the enclosed White Proxy Card will vote on such matters in their discretion.

The information concerning the Company contained in this Proxy Statement and the Schedule attached hereto has been taken from, or is based upon, publicly available information.

/s/ Isaac Dietrich
Isaac Dietrich, Founder and Director of MassRoots, Inc.

November [ ], 2017

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

1.	Isaac Dietrich

•
Isaac Dietrich purchased 10,000 shares of common stock and warrants to purchase up to 5,000 shares of common stock at an exercise price of $1.00 per share for $5,000 on October 28, 2014 pursuant to the Company’s private placement of securities;

•
Isaac Dietrich purchased 20,000 shares and warrants to purchase up 20,000 shares of common stock at an exercise price of $0.90 per share for $10,000 on August 31, 2016 pursuant to the Company’s public sale of securities pursuant to a Registration Statement on Form S-1.

•
Isaac Dietrich  purchased 20,000 shares and warrants to purchase up to 20,000 shares of common stock at an exercise price of $0.65 per share for $10,000 on July 21, 2017 pursuant to the Company’s private placement of securities.